                                                                    Exhibit 1(a)


                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


                 WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of May 5, 1993, among William H. Kleh, Charles T. Bauer and Robert H. Graham, as trustees, and each person who becomes a shareholder (as hereinafter defined) in accordance with the terms hereinafter set forth.

                 WHEREAS, the parties hereto desire to create a business trust pursuant to the Delaware Act (as hereinafter defined) for the investment and reinvestment of funds contributed thereto;

                 NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Agreement for the benefit of the Shareholders (as hereinafter defined) as herein set forth below.


                                   ARTICLE I
                                   ---------
              NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST
              ---------------------------------------------------

                 Section 1.1. Name. The name of the business trust created hereby is "AIM Investment Securities Funds," and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act, as hereinafter defined.

                 Section 1.2. Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

                 (a) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time.

                 (b)       "Bylaws" means the Bylaws referred to in Article IV,
Section 4.1(e) hereof, as from time to time amended;

                 (c) The term "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article II, Section 2.3 hereof.

                 (d) The term "Commission" has the meaning given it in the 1940 Act. The terms "affiliated person", "Company", "Person" and "principal underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules





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
or regulations adopted or interpretive releases of the Commission thereunder.

                 (e) The "Delaware Act" refers to the Delaware Business Trust Act, 12 Del. C. Section 3801, et seq., as such Act may be amended from time to time.

                 (f) "Portfolio" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.3 hereof;

                 (g) "Shareholder" means a record owner of Outstanding Shares of the Trust;

                 (h) "Shares" means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio of the Trust or such Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

                 (i) The "Trust" means the AIM Investment Securities Funds, the Delaware business trust established hereby, and reference to the Trust, when applicable to one or more Portfolios of the Trust, or Classes thereof, shall refer to any such Portfolio, or Class thereof, as the case may be;

                 (j) The "Trustees" means the Persons who have signed this Agreement and Declaration of Trust as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder;

                 (k) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust, any Portfolio, any Class of a Portfolio or the Trustees on behalf of the Trust, a Portfolio or Class; and

                 (l) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

                 Section 1.3. Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Agreement.






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                 Section 1.4.  Certificate of Trust.  Immediately upon the
execution of this Trust Agreement, the Trustees shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                                   ARTICLE II
                                   ----------
                              BENEFICIAL INTEREST
                              -------------------

                 Section 2.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. The Trustees may, from time to time, authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, and may further authorize the division of said Portfolios into one or more additional, separate and distinct Classes in accordance with Section
2.3 of this Agreement. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

                 Section 2.2. Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

                 Section  2.3.  Establishment  of  Portfolios  and Classes.
The Trust shall initially be divided into two Portfolios, the AIM Adjustable Rate Government Fund Portfolio and the Limited Maturity Treasury Portfolio.
The AIM Adjustable Rate Government Fund Portfolio shall not have separate Classes, initially. The Limited Maturity Treasury Portfolio shall contain two initial Classes, the Institutional Class and the AIM Limited Maturity Treasury Shares Class. The AIM Adjustable Rate Government Fund Portfolio and the Limited Maturity Treasury Portfolio and their respective initial Classes as set forth in this Section 2.3 are collectively referred to as the "Initial Portfolios". The establishment and designation of any other Portfolio or





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
Class thereof, or, subject to Section 6.1 hereof any change to the Initial Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change.

                 Section 2.3.1. Subject to Section 6.1 of this Trust Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio of the Trust, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof, to fix such preferences, voting powers, rights and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine, to divide or combine the Shares or any Portfolio, or Classes thereof, into a greater or lesser number, to classify or reclassify any issued Shares or any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio, and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any shares. At any time that there are no Shares outstanding of any particular Portfolio or Class previously established and designed, the Trustees may by a majority vote of the Trustees abolish that Portfolio or Class and the establishment and designation thereof.

                 Section 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

                 (a) Except as set forth in paragraph (e) of this Subsection 2.3.2, each Share of a Portfolio, regardless of Class, shall represent an equal pro rata interest in the assets belonging to such Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Share of such Portfolio.

                 (b) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

                 (c) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio (or Class), together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or






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
payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio (or Class). The assets belonging to a particular Portfolio (or Class) shall belong to that Portfolio (or Class) for all purposes, and to no other Portfolio (or Class), subject only to the rights of creditors of that Portfolio (or Class). In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio (or Class) shall be allocated by the Trustees between and among one or more of the Portfolios (or Classes) in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios or Classes thereof for all purposes, and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto shall be assets belonging to that Portfolio (or Class).

                 (d) The assets belonging to a particular Portfolio (or Class) shall be charged with the liabilities of that Portfolio (or Class) and all expenses, costs, charges and reserves attributable to that Portfolio (or Class). As hereinafter provided, Class Expenses that are directly attributable to any particular Class shall be borne by such Class. Any general liabilities, expenses, costs, charges or reserves to the Trust which are not readily identifiable as belonging to any particular Portfolio or Class shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio (or Class) shall be enforceable against the assets of such Portfolio (or Class) only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Portfolio and Class thereof.






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
                 (e) Each Class of Shares of a Portfolio shall have a different Class designation. Each Class of Shares shall bear expenses ("Class Expenses") of the Trust's operations that are directly attributable to such Class. Dividends paid by the Trust with respect to each Class of Shares in a Portfolio shall be calculated in the same manner and shall be in the same amount as dividends paid by the Trust with respect to each other Class of Shares in the same Portfolio, except that Class Expenses shall be borne exclusively by the affected Classes.

                 All references to Shares in this Trust Agreement shall be deemed to be Shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

                 Section 2.4. Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each investment shall be credited to the individual shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the purchaser shall select.

                 Section 2.5. Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio (or Class) thereof shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Portfolios thereof and its or their assets (but the






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
omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

                 Section 2.6. Assent to Trust Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.


                                  ARTICLE III
                                  -----------
                                  THE TRUSTEES
                                  ------------

                 Section 3.1 Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Trustees.

                 The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

                 Section 3.2. Initial Trustees. The initial Trustees shall be the persons named herein. On a date fixed by the Trustees, the Shareholders shall elect at least three (3) but not more than twelve (12) Trustees, as specified by the Trustees pursuant to Section 3.6 of this Article III.

                 Section 3.3. Term of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that




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any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by a least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and
(d) that a Trustee may be removed at any meeting of the Shareholders of the Trust.

                 Section 3.4. Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than three (3) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting a the Trustees, whereupon the appointment shall take effect.

                 An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

                 Section 3.5. Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.





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
                 Section 3.6. Number of Trustees. The number of Trustees shall initially be three (3), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) nor more than twelve (12).

                 Section 3.7. Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.

                 Section 3.8. Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Portfolio, or Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust, Portfolio or Class thereof. The Shares shall be personal property giving only the rights specifically set forth in this Trust Agreement or the Delaware Act.

                                   ARTICLE IV
                                   ----------
                             POWERS OF THE TRUSTEES
                             ----------------------

                 Section 4.1. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Trust Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

                 (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell,





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
exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

                 (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

                 (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

                 (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

                 (e) To adopt Bylaws not inconsistent with this Trust Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Trust Agreement;

                 (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

                 (g) To employ one or more banks, trust companies or companies that are members of a national securities exchanges or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Trust Agreement or in the Bylaws;

                 (h) To retain one or more transfer agents and shareholder servicing agents, or both;

                 (i) To set record dates in the manner provided herein or in the Bylaws;

                 (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

                 (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

                 (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of





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
attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

                 (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                 (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or of a Portfolio or Class thereof or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

                 (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers and duties as they may provide consistent with applicable law;

                 (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio (or Class) shall be payable solely out of the assets belonging to that Portfolio (or Class) as provided for in Article II hereof;

                 (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

                 (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                 (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

                 (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolio or Class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;





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
                 (u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

                 (v) To interpret the investment policies, practices or limitations of any Portfolio;

                 (w) To establish a registered office and have a registered agent in the state of Delaware; and

                 (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

                 The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

                 The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

                 No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.





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
                 Section 4.2. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and VII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Portfolio or Class of the Trust, with respect to which such Shares are issued.

                 Section 4.3.  Action by the Trustees.    The Trustees act by
majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax.

                 Section 4.4. Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any affiliated person of such Person; and the Trust may employ any such Person, or firm or company in which such Person is an affiliated person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms, subject in all cases to applicable laws, rules and regulations and orders of regulatory authorities.

                 Section 4.5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Portfolio (or Class), or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios (or Classes) that may be established or designated pursuant to Article II, Section 2.3, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

                 Section 4.6. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE V
                                   ---------
                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                 ---------------------------------------------
                                 TRANSFER AGENT
                                 --------------

                 Section 5.1. Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

                 The Trustees may authorize the investment advisor to employ, from time to time, one or more sub-advisors to perform such of the acts and services of the investment advisor, and upon such terms and conditions, as may be agreed upon between the investment advisor and sub-advisor. Any reference in this Trust Agreement to the investment advisor shall be deemed to include such sub-advisors, unless the context otherwise requires.

                 Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian or similar servicer.

                 Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

                 Section 5.4. Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter or distributor or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodial or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodial or other agency contract with one or more other Companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI
                                   ----------
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

                 Section 6.1 Voting Powers. The Shareholders shall have power to vote only to: (i) elect Trustees, provided that a meeting of Shareholders has been called for that purpose; (ii) remove Trustees, provided that a meeting of Shareholders has been called for that purpose; (iii) terminate the Trust or any Portfolio or Class, unless, as of the date on which the Trustees have determined to so terminate the Trust or such Portfolio or Class, there are fewer than 100 holders of record of the Trust or of such terminating Portfolio or Class; (iv) approve the sale of all or substantially all the assets of the Trust or of any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of business trust; (v) approve the merger or consolidation of the Trust or any Portfolio or Class with and into another Company, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the number of Shares outstanding as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or portfolio or class, as the case may be; (vi) approve any amendment to this
Section 6.1; and (vii) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

                 Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

                 On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in the Bylaws.


                                  ARTICLE VII
                                  -----------
                         DISTRIBUTIONS AND REDEMPTIONS
                         -----------------------------

                 Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

                 Section 7.2 Redemptions. Any holder of record of Shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his Shares, or any portion thereof, subject to such terms and conditions as are set forth in the Bylaws.

                 Section 7.3 Redemption of Shares By Trustees. Upon the terms and conditions set forth in the Bylaws, the Trustees may call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed.

                 Section 7.4 Redemption of De Minimis Accounts. If, at any time when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the Shares of such Portfolio in a Shareholder's account is less than Five Hundred Dollars ($500.00), after giving effect to such transfer or redemption, the Trust may cause the remaining Shares of such Portfolio in such Shareholder's account to be redeemed in accordance with such procedures as are set forth in the Bylaws.

                                  ARTICLE VIII
                                  ------------
                  LIMITATION OF LIABILITY AND INDEMNIFICATION
                  -------------------------------------------

                 Section 8.1 Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                 Section 8.2 Indemnification of Trustees. Every Person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.

                 Section 8.3 Indemnification of Shareholders. In case any shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Portfolio (or Class) to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law.


                                  ARTICLE IX
                                  ----------
                                 MISCELLANEOUS
                                 -------------

                 Section 9.1 Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or Class or, if the Trustees shall have yet to have established any separate Portfolio or Class, of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the

Trustee, nor any of their agents, whether past, present or future, shall be personally liable therefor.

                 Section 9.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII hereof and to Section 9.1 of this Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Agreement, and subject to the provisions of
Article VIII hereof and Section 9.1 of this Article IX, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

                 Section 9.3 Termination of Trust or Portfolio. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders, subject to Section 6.1 of this Trust Agreement.
Any Portfolio or Class may be terminated at any time by the Trustees by written notice to the Shareholders of that Portfolio or Class, subject to Section 6.1 of this Trust Agreement.

                 Upon termination of the Trust (or any Portfolio or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Portfolio (or Class) (or the applicable Portfolio (or Class), as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Portfolio (or Class) (or the applicable Portfolio (or Class), as the case may be), to distribute in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Portfolio (or Class) (or the applicable Portfolio (or Class), as the case may be), to the Shareholders of that Portfolio (or Class), as a Portfolio (or Class), ratably according to the number of Shares of that Portfolio (or Class) held by the several Shareholders on the date of termination.

                 Section 9.4  Sale of Assets; Merger and Consolidation.
Subject to Section 6.1 of this Trust Agreement, the Trustees may cause (i) the Trust or one or more of its Portfolios (or Classes) to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another Trust or Company, (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 9.4 of Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the trust or any Portfolio (or Class) into beneficial interests in such separate business trust or trusts (or series or class thereof).

                 Section 9.5 Filing of Copies, References, Headings. The original or a copy of this Trust Agreement and each amendment hereof or Trust Agreement supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Trust Agreement or in any such amendment or supplemental Trust Agreement, references to this Trust Agreement, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this Trust Agreement as amended or affected by any such supplemental Trust Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Agreement, rather than the headings, shall control. This Trust Agreement may be executed in any number of counterparts each of which shall be deemed an original.

                 Section 9.6. Governing Law. The Trust and this Trust Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement (a) the provisions of
Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Trust Agreement.

                 The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.

                 Section 9.7.  Amendments.  Except as specifically provided in
Section 6.1, the Trustees may, without Shareholder vote, amend or otherwise supplement this Trust Agreement by making an amendment, a Trust Agreement supplemental hereto or an amended and restated trust instrument.

                 Section 9.8. Provisions in Conflict with Law. The provisions of this Trust Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Trust Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

                 IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of the Trust, have executed this instrument this 5th day of May, 1993.



                                        /s/ WILLIAM H. KLEH
                                        -----------------------------------
                                        William H. Kleh,
                                        as Trustee


                                        /s/ CHARLES T. BAUER
                                        -----------------------------------
                                        Charles T. Bauer,
                                        as Trustee



                                        /s/ ROBERT H. GRAHAM
                                        -----------------------------------
                                        Robert H. Graham,
                                        as Trustee




         [THIS IS THE SIGNATURE PAGE FOR THE AGREEMENT AND DECLARATION
                  OF TRUST OF AIM INVESTMENT SECURITIES FUNDS]